Exhibit 99.1

Innodata Announces the Appointment of David B. Atkinson, Brian E. Kardon, and

Douglas J. Manoni to its Board of Directors

NEW YORK – April 18, 2018 - Innodata Inc. (NASDAQ: INOD) today announced that David B. Atkinson, Brian E. Kardon and Douglas J. Manoni have been appointed to its Board of Directors, effective immediately, and will be included on the Company’s slate of director candidates for election to one-year terms at Innodata’s annual shareholder meeting to be held on June 7, 2018. In conjunction with the appointments, the Company’s Board has been temporarily expanded to a total of 10 members. As of June 7, 2018, at the expiration of the terms of three incumbent directors not standing for reelection, the Company’s Board will be reduced to a total of seven members.

David B. Atkinson currently provides consulting services for the life insurance and reinsurance industries, after retiring in 2014 as President and CEO of RGA Reinsurance Company, the principal operating company of Reinsurance Group of America (NYSE: RGA), the largest U.S.-based life reinsurer. He also briefly served as RGA’s Chief Financial Officer before becoming its Chief Operating Officer in 1994. Prior to joining RGA, Mr. Atkinson led the actuarial, administration, claims and systems departments of the reinsurance division of General American Life Insurance Company from 1987 to 1993 and led the IPO effort to spin off the reinsurance division as a new public company, RGA. Mr. Atkinson also served as VP and Chief Actuary of Atlas Life Insurance Company from 1981 to 1987. Mr. Atkinson holds a B.S. degree in mathematics from California Institute of Technology and an MBA from Olin Business School. He is a Fellow of the Society of Actuaries, for which he has written several study notes on pricing and co-authored a book on life insurance products and finance, and he has served as Director of MIB Group, Inc.

Brian E. Kardon is currently Chief Marketing Officer at Fuze, Inc. a cloud-based communications platform provider for the modern global enterprise, and is responsible for market positioning, demand generation, thought generation and integrated marketing worldwide. Prior to joining Fuze, Mr. Kardon served as the Chief Marketing Officer at Lattice Engines from 2013 to 2015, a leader in predictive marketing and sales applications. He also served as the Chief Marketing Officer at Eloqua (NASDAQ:ELOQ) from 2008 to 2012, where he was part of a team that led Eloqua’s growth and leadership in the marketing automation sector, resulting in a successful IPO and subsequent purchase by Oracle. Mr. Kardon has also served as Chief Strategy and Marketing Officer at Forrester Research (NASDAQ:FORR) and Chief Marketing Officer at Reed Business Information (NYSE: RELX). Mr. Kardon holds a B.S. degree in economics, marketing and finance and an MBA from The Wharton School of the University of Pennsylvania. In the past year, Mr. Kardon was named to: “50 Most Influential CMOs” (Forbes), “100 Most Influential Chief Marketing Officers in the World” (Richtopia) and the “30 Tech Marketing Leaders Changing the Industry” (Synthesio). In 2017 the Fuze Marketing Team  won the prestigious ROI Award from SiriusDecisions for Excellence in Demand Creation.

Douglas J. Manoni was most recently Chief Executive Officer of SourceMedia LLC, an innovative digital business information and performance media company, from 2008 through March 2018. Prior to joining SourceMedia in 2008, Mr. Manoni served as Chief Executive Officer of Wicks Business Information from 1999 to 2008, founding the company in partnership with a private equity firm. The business was sold in two principal transactions, to Dow Jones & Company in 2004 and to Summit Business Media in 2007. Mr. Manoni is an active Director and Executive Committee member of Connectiv, the industry association for business information companies, and served as its Chairman from 2014 to 2016. He is also a member of the Board of Directors of the Software & Information Industry Association and the Business Media Educational Foundation. Mr. Manoni holds a B.S. degree in accounting from Sacred Heart University and is a former Trustee of the University. Mr. Manoni was awarded the 2016 McAllister Top Management Fellowship at Medill School of Journalism, among other awards and recognitions.

The following four incumbent directors will stand for reelection at the June 7, 2018 annual meeting: Jack S. Abuhoff, Louise C. Forlenza, Stewart R. Massey, and Michael J. Opat.

Stewart Massey, Innodata’s lead independent director, said, “The Company’s new director appointments, and our 2018 Board slate, align well with the Company’s most pressing needs and emerging direction. David Atkinson, Brian Kardon and Doug Manoni are seasoned executives with impressive track records. They bring deep experience and expertise highly relevant to the Company’s core Digital Data Solutions business, its Synodex business serving the insurance industry, and its Agility PR Solutions business serving public relations professionals.”

Massey added, “Our Board and its new members will continue to work closely with CEO Jack Abuhoff and Innodata’s senior leadership team to optimize the Company’s portfolio of businesses, improve operating performance in all the businesses, and drive shareholder value. On behalf of Innodata and its Board, I want to sincerely thank the directors who will not stand for reelection - Haig Bagerdjian, Anthea Stratigos, and Andy Zelleke - for their dedicated service to the Company.”

About Innodata

Innodata (INOD) is a global services and technology company focused on data transformation, enrichment, and management. Through our data refinery platform and related products and services, we enable the world’s preeminent media, publishing and information services companies, as well as data-driven enterprises, to improve operational efficiency, drive growth, and bring new data-enabled products to market. Innodata Labs, our technology incubator, focuses on applied machine learning and emerging artificial intelligence. Our culture of innovation, quality, and service is present in everything we do.

Our venture companies include Synodex, a leader in medical record data transformation, and Agility PR Solutions, a provider of SaaS software and solutions for PR and communications professionals.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Suzanne Srsich
Innodata Inc.

ssrsich@innodata.com
(201) 371-8033